Table of Contents

Exhibit 8.01

List of Subsidiaries

Subsidiary		Jurisdiction of Organization	Name Under Which the Subsidiary Does Business
1.	Perdigão Agroindustrial S.A.	Brazil	Perdigão Agroindustrial S.A.
2.	PSA Laboratório Veterinário Ltda.	Brazil	PSA Laboratório Veterinário Ltda.
3.	Sino dos Alpes Alimentos Ltda.	Brazil	Sino dos Alpes Alimentos Ltda.
4.	PDF Participações Ltda.	Brazil	PDF Participações Ltda.
5.	Vip S.A. Emp.Part. Imobiliárias (e)	Brazil	Vip S.A. Emp.Part. Imobiliárias
6.	Estab. Levino Zaccardi y Cia. S.A.	Argentina	Estab. Levin Zaccardi y Cia. S.A.
7.	Avipal Nordeste S.A. (d)	Brazil	Avipal Nordeste S.A
8.	Avipal S.A. Construtora e Incorporadora (c)	Brazil	Avipal S.A. Construtora e Incorporadora
9.	Avipal Centro–oeste S.A. (c)	Brazil	Avipal Centro–Oeste S.A.
10.	UP Alimentos Ltda.	Brazil	UP Alimentos Ltda.
11.	Perdigão Trading S.A. (c)	Brazil	Perdigão Trading S.A.
12.	Perdigão Export Ltd. (c)	Cayman Islands	Perdigão Export Ltd.
13.	Crossban Holdings GmbH	Austria	Crossban Holdings GmbH
14.	Perdigão Europe Ltd.	Portugal	Perdigão Europe Ltd.
15.	Perdigão International Ltd.	Cayman Islands	Perdigão International Ltd

Subsidiary		Jurisdiction of Organization	Name Under Which the Subsidiary Does Business
16.	BFF International Ltd.	Cayman Islands	BFF International Ltd.
17.	Highline International Ltd. (c)	Cayman islands	Highline International Ltd.
18.	Perdigão UK Ltd.	United Kingdom	Perdigão UK Ltd.
19.	Plusfood Germany GmbH (f)	Germany	Plusfood Germany GmbH
20.	Perdigão France SARL	France	Perdigão France SARL
21.	Perdigão Holland B.V.	Netherlands	Perdigão Holland B.V.
22.	Plusfood Groep B.V	Netherlands	Plusfood Groep B.V
23.	Plusfood B.V	Netherlands	Plusfood B.V
24.	Pinskfood Constanta SRL	Romania	Plusfood Constanta SRL
25.	Plusfood Finance UK Ltd.	United Kingdom	Plusfood Finance UK Ltd.
26.	Plusfood Wrexham Ltd.	United Kingdom	Plusfood Wrexham Ltd.
27.	Fribo Foods Ltd. (g)	United Kingdom	Fribo Foods Ltd.
28.	Plusfood France SARL	France	Plusfood France SARL
29.	Plusfood Iberia SL	Spain	Plusfood Iberia SL
30.	Plusfood Italy SRL	Italy	Plusfood Italy SRL
31.	BRF Brasil Foods Japan KK (h)	Japan	BRF Brasil Foods Japan KK
32.	Brasil Foods PTE Ltd. (i)	Singapore	Brasil Foods PTE Ltd.
33.	Plusfood Hungary Trade and Service LLC (j)	Hungary	Plusfood Hungary Trade and Service LLC

Subsidiary		Jurisdiction of Organization	Name Under Which the Subsidiary Does Business
34.	Acheron Beteiligung–sverwaltung GmbH (a)	Austria	Acheron Beteiligung–sverwaltung GmbH
35.	Xamol Consul. Serv. Ltda. (c)	Portugal	Xamol Consul. Serv. Ltda.
36.	HFF Participações S.A. (d)	Brazil	HFF Participações S.A.
37.	Sadia S.A.	Brazil	Sadia S.A.
38.	Sadia International Ltd.	Cayman Islands	Sadia International Ltd.
39.	Sadia Uruguay S.A.	Uruguay	Sadia Uruguay SA.
40.	Sadia Chile S.A.	Chile	Sadia Chile S.A.
41.	Sadia Alimentos S.A.	Argentina	Sadia Alimentos S.A.
42.	Concórdia Foods Ltd.	United Kingdom	Concórdia Foods Ltd.
43.	Sadia U.K. Ltd.	United Kingdom	Sadia U.K. Ltd.
44.	Estelar Participações Ltda (c)	Brazil	Estelar Participações Ltda.
45.	Big Foods Ind. de Produtos Alimentícios Ltda.	Brazil	Big Foods Ind. de Produtos Alimentícios Ltda.
46.	Rezende Marketing e Comunicações Ltda.	Brazil	Rezende Marketing e Comunicações Ltda.
47.	Sadia Overseas Ltd.	Cayman Islands	Sadia Overseas Ltd.
48.	Sadia GmbH	Austria	Sadia GmbH
49.	Wellax Food Logistics C.P.A.S.U. Lda.	Madeira Island, Portugal	Wellax Food Logistics C.P.A.S.U, Lda.
50.	Sadia Foods GmbH	Germany	Sadia Foods GmbH
51.	Qualy B.V. (a)	Netherlands	Qualy B.V.

Subsidiary		Jurisdiction of Organization	Name Under Which the Subsidiary Does Business
52.	Sadia Japan KK.	Japan	Sadia Japan KK.
53.	Badi Ltd. (b)	Dubai	Badi Ltd.
54.	AL-Wafi (l)	Saudi Arabia	AL-Wafi
55.	Concórdia Ltd.	Russia	Concórdia Ltd.
56.	Baumhardt Comércio c Participações Ltda.	Brazil	Baumhardt Comércio e Participações Ltda.
57.	Excelsior Alimentos S.A.	Brazil	Excelsior Alimentos S.A.
58.	K&S Alimentos S.A.	Brazil	K&S Alimentos S.A.
59.	Sadia Industrial Ltda.	Brazil	Sadia Industrial Ltda.

(a)           The wholly-owned subsidiary Acheron Beteiligung GmbH has 100 direct subsidiaries in Madeira Island, Portugal, which interest amounted to R$955 thousand; and the wholly-owned subsidiary Qualy B.V. has 48 subsidiaries in The Netherlands, which interest amounted to R$6,837 thousand. Both subsidiaries were incorporated to operate in the European market, which applies import quotas for poultry and turkey meat, and to increase the Company's market participation.

(b)           20% divestiture in September 2009.

(c)           Dormant companies.

(d)           Companies in the process of merging into our company.

(e)           The name of the wholly-owned subsidiary Avipal S.A. Alimentos was changed to Vip S.A. Empreendimentos e Participações Imobiliárias on January 4, 2010. From August 8, 2010 the wholly-owned subsidiary Sadia holds 35% of the interest in Vip S.A. Empreendimentos e Participações which used to be BRF’s direct wholly-owned subsidiary.

(f)            Establishment of the wholly-owned subsidiary Plusfood Germany GmbH, in Germany, on September 8, 2010.

(g)           The shares of Plusfood Wrexham Ltd.  (new name of Fribo Foods Ltd.), which were fully held by the wholly-owned subsidiary Plusfood Finance UK Ltd., were transferred to the wholly-owned subsidiary Plusfood Groep B.V. on June 7, 2010.

(h)           The name of the wholly-owned subsidiary Perdigão Nihon K.K. was changed to Brasil Foods Japan K.K. on November 1, 2010.

(i)            The name of the wholly-owned subsidiary Perdigão Asia PTE Ltd. was changed to Brasil Foods PTE Ltd. in August 2010.

(j)            The name of the wholly-owned subsidiary Plusfood Hungary Kft. was changed to Plusfood Hungary Trade and Service LLC.

(k)           Establishment of the wholly-owned subsidiary AL-Wafi in Saudi Arabia in August 2010.